Exhibit 23.1

(a) CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42670, 333-69374 and
333-69376) of Business Objects S.A. of our report dated May 24, 2002, relating to the financial statements of Acta Technology, Inc., which appears in the Current Report on Form 8-K/A of Business Objects, S.A. dated August 23, 2002.

/s/    PricewaterhouseCoopers LLP

San Jose, California

October 31, 2002